Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement of PSQ Holdings, Inc. (the “Company”) on Form S-8 of our report dated March 14, 2024, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2023 and 2022 and for the years then ended.

Melville, NY

March 18, 2024